                                                                   Exhibit 10.24


                      CONCESSION AGREEMENT FOR OPERATION OF
                   NONEXCLUSIVE DUTY AND TAX FREE CONCESSION,
                 TERMINAL BUILDING, MIAMI INTERNATIONAL AIRPORT





                      Miami Airport Duty Free Joint Venture
              -----------------------------------------------------
                                     Tenant



              -----------------------------------------------------
                                 Effective Date











                                                            PMD No. 000036
                                                            Reso. No. __________
                                                            Cust. No. __________
                                                            Lease No. __________

                      CONCESSION AGREEMENT FOR OPERATION OF
                   NONEXCLUSIVE DUTY AND TAX FREE CONCESSION,
                 TERMINAL BUILDING, MIAMI INTERNATIONAL AIRPORT


                                                                                                         Page
                                                                                                         ----
ARTICLE 1
Term and Premises....................................................................................    CA-1
         1.01     Term...............................................................................    CA-1
         1.02     Extensions.........................................................................    CA-1
         1.03     Premises...........................................................................    CA-1
         1.04     DBE Subconcession..................................................................    CA-4
         1.05     Addition or Deletion of Premises...................................................    CA-4
         1.06     Nonexclusivity.....................................................................    CA-5
         1.07     Proposal Incorporated..............................................................    CA-5

ARTICLE 2
Use of Premises......................................................................................    CA-5

ARTICLE 3
Rentals, Payments and Reports........................................................................    CA-6
         3.01     Annual Rental......................................................................    CA-6
         3.02     Rental Rate Adjustment.............................................................   CA-10
         3.03     Minimum Annual Guarantee...........................................................   CA-10
         3.04     Recalculations of Minimum Annual Guarantee.........................................   CA-10
         3.05     Monthly Opportunity Fee............................................................   CA-11
         3.06     No Negotiations....................................................................   CA-11
         3.07     Late Payment Charge................................................................   CA-11
         3.08     Worthless Check or Draft...........................................................   CA-11
         3.09     Gross Revenues.....................................................................   CA-11
         3.10     Address for Payments...............................................................   CA-12
         3.11     Minimum Annual Guarantee Security..................................................   CA-13
         3.12     Records and Reports................................................................   CA-13
         3.13     Revenue Control Procedures.........................................................   CA-13
         3.14     Monthly Statement Required.........................................................   CA-13
         3.15     Annual Audit.......................................................................   CA-14
         3.16     Right to Audit.....................................................................   CA-14
         3.17     Utilities..........................................................................   CA-15
         3.18     Purchase of In Place Assets........................................................   CA-15
         3.19     Assignable Contracts/Agreements....................................................   CA-15
         3.20     Joint Marketing or Advertising Programs............................................   CA-15

ARTICLE 4
Improvements to the Premises.........................................................................   CA-16
         4.01     Improvements to Premises...........................................................   CA-16
         4.02     Design of Improvements.............................................................   CA-16


                                                                                                         Page
                                                                                                         ----
         4.03     Certain Construction Contract Terms................................................   CA-17
         4.04     Improvements Free and Clear........................................................   CA-17
         4.05     Construction Bonds and Insurance Required..........................................   CA-17
         4.06     Other Requirements.................................................................   CA-17
         4.07     Review of Construction.............................................................   CA-18
         4.08     Cost Documentation.................................................................   CA-18
         4.09     Reimbursement of Improvement Costs.................................................   CA-18

ARTICLE 5
Standards of Operation...............................................................................   CA-19
         5.01     Operating Hours....................................................................   CA-19
         5.02     Pricing............................................................................   CA-19
         5.03     Change Making......................................................................   CA-20
         5.05     Prior Approval Required............................................................   CA-20
         5.06     Personnel..........................................................................   CA-20
         5.07     Monitoring Services................................................................   CA-20
         5.08     Delivery of Goods for Off-Airport Duty Free Permittees.............................   CA-21
         5.09     Security...........................................................................   CA-21
         5.10     Security Identification Display Areas Access -- Identification Badges..............   CA-21
         5.12     Alcohol and Drug Testing...........................................................   CA-22
         5.13     Special Programs...................................................................   CA-22
         5.14     Vehicle Permit and Company Identification..........................................   CA-22
         5.15     Federal Agencies Right to Consent..................................................   CA-22
         5.16     AOA - Right to Search..............................................................   CA-23
         5.17     Control of Employees...............................................................   CA-23

ARTICLE 6
Services to be Provided by the County................................................................   CA-23

ARTICLE 7
Equipment Furnishings and Fixtures...................................................................   CA-24
         7.01     Tenant Responsibilities............................................................   CA-24
         7.02     Equipment, Furnishings and Fixtures:...............................................   CA-24
         7.03     Disposal of Equipment, Furnishings and Fixtures....................................   CA-24

ARTICLE 8
Maintenance and Utilities............................................................................   CA-25
         8.01     Cleaning...........................................................................   CA-25
         8.02     Removal of Trash...................................................................   CA-25
         8.03     Maintenance and Repair.............................................................   CA-25
         8.04     Failure to Maintain................................................................   CA-25

                                                                                                         Page
                                                                                                         ----
ARTICLE 9
Assignment, Subletting and Ownership.................................................................   CA-25
         9.01     No Assignment or Subletting........................................................   CA-25
         9.02     Ownership of the Tenant............................................................   CA-25
         9.03     Subcontracting.....................................................................   CA-26

ARTICLE 10
Indemnification......................................................................................   CA-26

ARTICLE 11
Insurance............................................................................................   CA-26
         11.01    Insurance Required.................................................................   CA-26
         11.02    Insurance Certificates Required....................................................   CA-27
         11.03    Tenant Liable......................................................................   CA-28
         11.04    Right to Examine...................................................................   CA-28
         11.05    Personal Property..................................................................   CA-28

ARTICLE 12
Termination by County................................................................................   CA-28
         12.01    Termination for Abandonment........................................................   CA-28
         12.02    Payment Default....................................................................   CA-28
         12.03    Other Defaults.....................................................................   CA-28
         12.04    Habitual Default...................................................................   CA-29
         12.05    Drug-Free Workplace Default........................................................   CA-29
         12.06    Family Leave Program Default.......................................................   CA-30

ARTICLE 13
Claims and Termination by Tenant.....................................................................   CA-30
         13.01    Claims Procedures..................................................................   CA-30
         13.02    Penalty............................................................................   CA-30
         13.03    Abatement..........................................................................   CA-30
         13.04    Termination........................................................................   CA-31

ARTICLE 14
Nondiscrimination....................................................................................   CA-31
         14.01    Employment Discrimination:.........................................................   CA-31
         14.02    Nondiscriminatory Access to Services...............................................   CA-31
         14.03    Breach of Nondiscrimination Covenants..............................................   CA-32
         14.04    Affirmative Action and Disadvantaged Business Enterprise Programs..................   CA-32
         14.05    Disadvantaged Business Enterprise Participation Plan...............................   CA-32

ARTICLE 15
Rules, Regulations and Permits.......................................................................   CA-33
         15.01    Rules and Regulations..............................................................   CA-33

                                                                                                         Page
                                                                                                         ----
         15.02    Violations of Rules and Regulations................................................   CA-33
         15.03    Permits and Licenses...............................................................   CA-33
         15.04    U.S. Customs Penalties.............................................................   CA-34

ARTICLE 16
Civil Actions........................................................................................   CA-34
         16.01    Governing Law; Venue...............................................................   CA-34
         16.02    Notice of Commencement of Civil Action.............................................   CA-34
         16.03    Registered Office/Agent; Jurisdiction:.............................................   CA-34

ARTICLE 17
Actions at Termination...............................................................................   CA-35
         17.01    Surrender of Premises..............................................................   CA-35
         17.02    Removal of Personal Property.......................................................   CA-35
         17.03    Failure to Vacate..................................................................   CA-35
         17.04    Right to Show Premises.............................................................   CA-35

ARTICLE 18
Trust Agreement......................................................................................   CA-35
         18.01    Incorporation of Trust Agreement by Reference......................................   CA-35
         18.02    Adjustment of Terms and Conditions:................................................   CA-36
         18.03    Tenant Right to Terminate:.........................................................   CA-36

ARTICLE 19
Other Provisions.....................................................................................   CA-36
         19.01    Payment of Taxes...................................................................   CA-36
         19.02    Alterations by Tenant..............................................................   CA-36
         19.04    Security...........................................................................   CA-37
         19.05    Rights of County at Airport........................................................   CA-37
         19.06    Federal Subordination..............................................................   CA-37
         19.07    Notices............................................................................   CA-37
         19.08    Severability.......................................................................   CA-38
         19.09    Rights Reserved to County..........................................................   CA-38
         19.10    Lien...............................................................................   CA-38
         19.11    Authorized Uses Only...............................................................   CA-38
         19.12    No Waiver..........................................................................   CA-38
         19.13    Right to Regulate..................................................................   CA-38
         19.14    Inspections........................................................................   CA-38
         19.15    Radon Disclosure...................................................................   CA-38
         19.16    Trademarks and Licenses............................................................   CA-39
         19.17    Destruction of Premises............................................................   CA-39
         19.18    Headings...........................................................................   CA-40
         19.19    Binding Effect.....................................................................   CA-40

                                                                                                         Page
                                                                                                         ----
         19.20    Entirety of Agreement..............................................................   CA-40
         19.21    Addendum to Agreement..............................................................   CA-40

                      CONCESSION AGREEMENT FOR OPERATION OF
                   NONEXCLUSIVE DUTY AND TAX FREE CONCESSION,
                 TERMINAL BUILDING, MIAMI INTERNATIONAL AIRPORT,
                        BETWEEN DADE COUNTY, FLORIDA AND
                      MIAMI AIRPORT DUTY FREE JOINT VENTURE


         THIS AGREEMENT ("Agreement") is made and entered into as of the ______ day of ____________, 1995, by and between the BOARD OF COUNTY COMMISSIONERS OF DADE COUNTY, FLORIDA ("County") and MIAMI AIRPORT DUTY FREE JOINT VENTURE, a joint venture corporation, authorized to do business in the State of Florida ("Tenant").

                              W I T N E S S E T H:

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE 1
                                Term and Premises

         1.01 Term: The County hereby leases to the Tenant for a term of five years, commencing on December 1, 1995 and ending on November 30, 2000, unless otherwise terminated as provided for herein, certain premises described below and do hereby grant to the Tenant a nonexclusive Duty Free Concession ("Concession") in the Terminal Building at Miami International Airport ("Airport"), as more fully described in Article 2 hereof.

         1.02 Extensions: The County reserves the right, in its sole discretion, to extend this Agreement for five separate terms of one year each, upon the terms and conditions contained herein. Such right may be exercised by the Aviation Department of the County ("Department") on behalf of the County. In the event the Department elects to extend this Agreement, the Tenant shall be notified, in writing, at least 300 days prior to the then scheduled termination date of this Agreement. In the event the Department does not give such notice, this Agreement shall terminate accordingly. The Tenant shall, within 30 days following receipt of notice from the Department, have the right to reject any such extension by written notice to the Department and, if so rejected, this Agreement shall terminate as provided in Article 1.01 (Term) above or upon the termination of any extension thereof, as appropriate. Failure of the Tenant to respond to the Department within the 30-day period shall automatically constitute acceptance of the extension.

         1.03 Premises: The County hereby leases to the Tenant the premises ("Premises") on the first, second and third floors of the Terminal Building, all as shown on Exhibit A, and further identified by Dade County Aviation Department identification number(s) ("ID#") as follows:

                      2,037 square feet of air-conditioned
                      Class I space
                      Exhibit A, Store #1, ID# 6E2180

                      4,583 square feet of air-conditioned
                      Class I space
                      Exhibit A, Store #2/9, ID# 6F2636

                      3,905 square feet of air-conditioned
                      Class I space
                      Exhibit A, Store #3/4, ID# 6B2464

                      2,075 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #5, ID# 6S3847

                      367 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #6, ID# 6S2545

                      1,821 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #7, ID# 6B2848

                      1,430 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #8, ID# 6D2875

                      947 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #10, ID# 6E2778

                      621 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #11, ID# 6F2852

                      60 square feet of air-conditioned
                      Class II space
                      Exhibit A, Cart #12, no ID#

                      536 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #14, ID# 6C2769

                      153 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #15, ID# 6D3601

                      614 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #16, ID# 6B3872

                      1,178 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #17, ID# 6C2001

                      48 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #18, no ID#

                      227 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #19, ID# 6D2957

                      176 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #20, ID# 6F3898

                      4,116 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #21, ID# 6A2141

                      711 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #22, ID# 6A3154

                      3,414 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #27, ID# 6G2190

                      256 square feet of air-conditioned
                      Class II space
                      Exhibit A, Store #30 Kiosk

                      48 square feet of air-conditioned
                      Class II space
                      Exhibit A, Booth #32

                      48 square feet of air-conditioned
                      Class II space
                      Exhibit A, Booth #33

                      5,795 square feet of air-conditioned
                      Class III space
                      Exhibit A, Office, ID# 3E3870

                      10,327 square feet of air-conditioned
                      Class III space
                      Exhibit A, Warehouse, ID# 3E1839

                      1,930 square feet of air-conditioned
                      Class III space
                      Exhibit A, Bulk Warehouse, ID# 3E1775

                      4,547 square feet of air-conditioned
                      Class III space
                      Exhibit A, Warehouse, ID# 6A1157

                      2,555 square feet of air-conditioned
                      Class III space
                      Exhibit A, Storage, ID# 3C1759

                      TOTAL SQUARE FOOTAGE:  54,269

         1.04 DBE Subconcession: One or more stores may be designated by the Tenant as a disadvantaged business enterprise store and the Tenant may enter into a sublease agreement with a certified Disadvantaged Business Enterprise ("DBE"), approved by the County, from which such DBE shall operate a duty and tax free concession. Such sublease arrangement shall be in accordance with the Proposal submitted by the Tenant, under which this Concession was awarded, pursuant to Article 1.07 hereof.

         1.05 Addition or Deletion of Premises: The Department reserves the right to delete, relocate or modify any of the Premises at its sole discretion due to Airport Terminal construction or operational necessity. Relocated space may not be similar in size or configuration to the Premises leased herein. In the event of any such Department required deletion, relocation or modification, the Department shall pay any unamortized construction costs of the Tenant of the existing premises, pursuant to Article 4.09 (amortized on a 60-month straight line basis from the effective date of this Agreement) and the Tenant shall pay the construction costs for the new or modified premises.

         The Department and the Tenant may, by mutual agreement, add other premises hereunder for such rental rates as set forth in Articles 3.01 and 3.02, and subject to the Monthly Opportunity Fee payments in accordance with Article
3.05 hereof, and all costs associated therewith shall be paid by the Tenant. The Department and the Tenant shall agree to the length of the amortization schedule, but not to exceed 60 months calculated from the date of beneficial occupancy, of any added premises based on the investment and profitability of the facility.

         This Agreement shall be administratively revised to reflect any deletions, modifications, relocations, or additions, upon 30 days' written notice to the Tenant by the Department. Such notification will include a revised Exhibit A and appropriate changes to premises in Article 1.03 and rentals due in Articles 3.01 and 3.02. The Department and the Tenant may, by mutual agreement, adjust the Minimum Annual Guarantee for any deleted premises. Such deletion shall not affect the Monthly Opportunity Fee payments due hereunder.

         1.06 Nonexclusivity: This Agreement is nonexclusive in character and in no way prevents the County from authorizing the sale or offering of competitive services, products or items by other tenants or others in other premises at the Airport. The Tenant shall have no rights to any other concession or concession space that may be made available by the County.

         1.07 Proposal Incorporated: The Tenant acknowledges that it has submitted to the County a proposal ("Proposal") that was the basis for the award of this Agreement and upon which the County has relied. IN THE EVENT THERE ARE ANY CONFLICTS BETWEEN PROVISIONS OF THE PROPOSAL AND THE CONCESSION AGREEMENT, THE TERMS OF THE CONCESSION AGREEMENT SHALL GOVERN. The Proposal of the Tenant is hereby incorporated into this Agreement by reference and shall include incorporation of the DBE participation requirements. The Tenant shall disclose under oath, and provide executed copies of, all agreements between the Proposer and any DBE listed by the Proposer as participating in this Agreement prior to the execution of this Agreement. Any failure, during the term of this Agreement, of the Tenant to maintain the DBE participation percentage as stated in its Proposal shall constitute a default in accordance with Articles 12.03 and 14.05 hereof.

                                    ARTICLE 2
                                 Use of Premises

         The Tenant shall use the Premises provided herein solely for the purpose of operating a nonexclusive duty and tax free concession providing the following services:

         The Tenant shall operate and maintain the stores in a first-class manner and condition and provide in-bond duty and tax free merchandise sales as are needed or desirable for departing international passengers, including intransit. Such merchandise shall include, but is not necessarily limited to, liquor, perfumes, cosmetics, tobacco products, photo/electronics, leather goods, fine china, collectibles, imported gift and fashion items, candies and food products and other types of merchandise sold typically in world-class international duty free stores, both in the U.S. and the rest of the world. It is the intent of this Agreement to provide first class duty free stores offering at all times the highest level of service for the traveling public at competitive prices with other stores locally, and duty free stores domestically and internationally.

         The Tenant shall deliver to departing passengers at the passenger loading bridges, or other location as may be approved by the Department, merchandise sold by off-airport duty free sales operators in the Off-Airport Duty Free Sales Permit Program at Miami International Airport, in accordance with Article 5.08.

         The Tenant may offer additional duty free related goods and services in the manner provided above, with the prior written approval of the Department. Said Departmental approval may be withheld without stated cause.

                                    ARTICLE 3
                          Rentals, Payments and Reports

         3.01 Annual Rental: As annual rental for the lease of the Premises, the Tenant shall pay to the County, commencing on December 1, 1995, the sum of $2,867,152.75* prorated and payable in equal monthly installments of $238,929.40, in U.S. funds, on the first day of each and every month, in advance and without billing or demand, at the offices of the Department as set forth in
Article 3.09 (Address for Payments). Said rental is computed as follows:

DESCRIPTION                                      ANNUAL             MONTHLY
-----------                                    -----------        ----------
2,037 square feet of air-conditioned           $156,849.00        $13,070.75
Class I space @ $77.00 per sq. ft.
per year - Exhibit A, Store #1,
ID# 6E2180

4,583 square feet of air-conditioned            352,891.00         29,407.58
Class I space @ $77.00 per sq. ft.
per year - Exhibit A, Store #2/9,
ID# 6F2636

DESCRIPTION                                      ANNUAL             MONTHLY
-----------                                    -----------        ----------
3,905 square feet of air-conditioned            300,685.00         25,057.08
Class I space @ $77.00 per sq. ft.
per year - Exhibit A, Store #3/4,
ID# 6B2464

2,075 square feet of air-conditioned            119,831.25          9,985.94
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #5,
ID# 6S3847

367 square feet of air-conditioned               21,194.25          1,766.19
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #6,
ID# 6S2545

1,821 square feet of air-conditioned            105,162.75          8,763.56
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #7,
ID# 6B2848

1,430 square feet of air-conditioned             82,582.50          6,881.88
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #8,
ID# 6D2875

947 square feet of air-conditioned               54,689.25          4,557.44
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #10,
ID# 6E2778

621 square feet of air-conditioned               35,862.75          2,988.56
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #11,
ID# 6F2852

60 square feet of air-conditioned                 3,465.00            288.75
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Cart #12, no ID#

DESCRIPTION                                      ANNUAL             MONTHLY
-----------                                    -----------        ----------
536 square feet of air-conditioned               30,954.00          2,579.50
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #14,
ID# 6C2769

153 square feet of air-conditioned                8,835.75            736.31
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #15,
ID# 6D3601

614 square feet of air-conditioned               35,458.50          2,954.88
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #16,
ID# 6B3872

1,178 square feet of air-conditioned             68,029.50          5,669.13
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #17,
ID# 6C2001

48 square feet of air-conditioned                 2,772.00            231.00
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #18, no ID#

227 square feet of air-conditioned               13,109.25          1,092.44
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #19,
ID# 6D2957

176 square feet of air-conditioned               10,164.00            847.00
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #20,
ID# 6F3898

4,116 square feet of air-conditioned            237,641.25         19,803.44
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #21,
ID# 6A2141

DESCRIPTION                                      ANNUAL             MONTHLY
-----------                                    -----------        ----------
711 square feet of air-conditioned               41,060.25          3,421.69
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #22,
ID# 6A3154

3,414 square feet of air-conditioned            197,158.50         16,429.88
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #27,
ID# 6G2190

256 square feet of air-conditioned               14,784.00          1,232.00
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Store #30, no ID#

48 square feet of air-conditioned                 2,772.00            231.00
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Booth #32, no ID#

48 square feet of air-conditioned                 2,772.00            231.00
Class II space @ $57.75 per sq. ft.
per year - Exhibit A, Booth #33, no ID#

5,795 square feet of air-conditioned            223,107.50         18,592.29
Class III space @ $38.50 per sq. ft.
per year - Exhibit A, Office,
ID# 3E3870

10,327 square feet of air-conditioned           397,589.50         33,132.46
Class III space @ $38.50 per sq. ft.
per year - Exhibit A, Warehouse,
ID# 3E1839

1,930 square feet of air-conditioned             74,305.00          6,192.08
Class III space @ $38.50 per sq. ft.
per year - Exhibit A, Bulk Warehouse,
ID# 3E1775

4,547 square feet of air-conditioned            175,059.50         14,588.29
Class III space @ $38.50 per sq. ft.
per year - Exhibit A, Warehouse,
ID# 6A1157

DESCRIPTION                                      ANNUAL             MONTHLY
-----------                                    -----------        ----------
2,555 square feet of air-conditioned             98,367.50          8,197.29
Class III space @ $38.50 per sq. ft.
per year - Exhibit A, Storage,
ID# 3C1759

          (Total:  54,525 sq. ft.)           $2,867,152.75       $238,929.40


plus applicable State sales taxes, as required by law.

         *NOTE: The rental rates contained in this Article 3.01 are based on rates in effect as of October 1, 1994. If rates change on October 1, 1995, pursuant to Article 3.02, the rental rates will be adjusted to the new rates by letter amendment.

         3.02 Rental Rate Adjustment: Annually as of October 1 of each year of the term of this Agreement, the cost-based rental rates, pursuant to Article
3.01 (Annual Rental) above, applicable to the Premises leased hereunder, shall be subject to recalculation and adjustment in accordance with the policies and formulae approved in Board of County Commissioners Resolution No. R-1054-90, adopted on September 27, 1990, as such rates may be amended from time to time. When such adjusted rental rates are established, this Agreement shall be considered and deemed to have been administratively amended to incorporate such adjusted rental rates, effective as of such October 1 date. Such adjusted rental rates shall be reflected by letter amendment. Payments for any retroactive rental adjustments shall be due upon billing by the Department and payable within ten calendar days of same.

         3.03 Minimum Annual Guarantee: As consideration for the privilege granted the Tenant herein to engage in business at Miami International Airport and not as payment for the use and occupancy of any property or for any lease or license to use or occupy any property, during the first year of this Agreement, the Tenant shall pay to the County a Minimum Annual Guarantee of $9.6 million, in U.S. funds, prorated and payable in equal monthly payments of $800,000.00 ("Minimum Monthly Guarantee"), on or before the first day of each month of the first year, in advance, without billing or demand, plus applicable State taxes as may be required by law.

         3.04 Recalculations of Minimum Annual Guarantee: Prior to the second year of this Agreement and every subsequent year thereafter, the Minimum Annual Guarantee shall be recalculated based on a blended average (arithmetic calculation) of percentage changes in the number of international enplaning passengers at the Airport and the Consumer Price Index (CPI) for all urban consumers in the U.S. (an average of these categories: alcoholic beverages, apparel and upkeep, and other goods and services) for the preceding County fiscal year. The recalculated Minimum Annual Guarantee shall be paid by the Tenant as provided in Article 3.03 above.

         3.05 Monthly Opportunity Fee: As additional consideration for the privilege granted the Tenant herein to engage in business at Miami International Airport and not as payment for the use and occupancy of any property or for any lease or license to use or occupy any property, the Tenant shall, for the term of this Agreement, pay to the County a Monthly Opportunity Fee of 35.1% of the Monthly Gross Revenues, as defined in Article 3.09, that exceeds the sum of the monthly rental and the Minimum Monthly Guarantee, in U.S. funds, by the tenth day of the month following the month during which the Gross Revenues were received or accrued, plus applicable State taxes, if any, as may be required by law. The Opportunity Fee payable on any unreported Gross Revenues, determined by the annual audit required pursuant to Article 3.14 are considered for the purpose of Article 3.05, as having been due on the tenth day of the month following the month during which the unreported Gross Revenues were received or accrued.

         3.06 No Negotiations: The Tenant understands and agrees, as a condition precedent to the County's consideration of the Tenant's Proposal, that the terms and conditions of Articles 3.01 through 3.05 above are not subject to negotiation or adjustment for any reason, including, but not necessarily limited to, Airport construction, airline relocations, airline bankruptcies, change in airline service, and the like, nor shall the County be liable for any reduction in sales or disruptions or delays caused in whole or in part by any of the foregoing, except in the event of an Act of God, at any time during the initial term of this Agreement.

         3.07 Late Payment Charge: In the event the Tenant fails to make any payments as required to be paid under the provisions of this Agreement within ten calendar days of the due date, interest at the rates established from time to time by the Board of County Commissioners of Dade County, Florida (currently set at 1 1/2% per month) shall accrue against all such delinquent payment(s) from the original due date until the Department actually receives payment. The right of the County to require payment of such interest and the obligation of the Tenant to pay same shall be in addition to and not in lieu of the County's rights to enforce other provisions herein, including termination of this Agreement, or to pursue other remedies provided by law.

         3.08 Worthless Check or Draft: In the event the Tenant delivers a worthless check or draft to the County in payment of any obligation arising under this Agreement, the Tenant shall incur and pay a service charge of $20.00, or five percent of the face amount of such check(s), whichever is greater (Florida Statute 68.065), plus a service fee of $20.00 or five percent of the face value of such check, whichever is greater (Florida Statute 125.0105). Further, in such event, the Department may require that future payments required pursuant to this Agreement be made by cashier's checks or other means acceptable to the Department.

         3.09 Gross Revenues: The term "Gross Revenues", as used in this Agreement, means all monies paid or payable to or consideration of determinable value received by the Tenant, or its approved DBE Subtenant, in the operation of the duty and tax free concession, including, but not limited to, all off-airport sales by the Tenant or any related party of the

Tenant, advertising revenues less actual media production costs, and retail display allowances, regardless of when or where the order therefore is received, or the goods delivered, or services rendered, whether paid or unpaid, whether on a cash or credit basis or in consideration of any other thing of value; provided, however, that the term "Gross Revenues" shall not include the following:

         (A) Any refund given to the customer for returning the item or because of a customer satisfaction issue which must be documented and auditable.

         (B)      Any payments by Off-Airport Permittees for delivery charges.

         (C) Any promotional rebates received and commission and expense reimbursements at actual cost.

         (D) One-half of the Gross Revenues received from the sale of "photo/electronics" merchandise, as defined below.

         The merchandise category "photo/electronics" includes all photographic, electronic, and electrically operated equipment and supplies such as, but not necessarily limited to, cameras; lenses; batteries; film; tapes and cassettes; mobile phones; cassette, tape, records and compact disk ("CD") recorders and players; calculators; computers; video recorders and players; and carrying cases for all of the above. As new products and lines of merchandise are introduced in the photo and electronics industries, the Department may, in its discretion, authorize in writing, the inclusion of such products or lines of merchandise in this "photo/electronics" category.

         Any sales made by the Tenant, or any related party of the Tenant, to international passengers departing from Miami International Airport, regardless of where the delivery is made, whether such sale is made on Airport, off-Airport, by catalog or by any other means, shall be considered "Gross Revenues" hereunder.

         3.10 Address for Payments: The Tenant shall pay all monies payable, as required by this Agreement, to the following:

                  Dade County Aviation Department
                  Accounting Division
                  Post Office Box 592616
                  Miami, Florida  33159

         Payments may be made by hand delivery to the offices of the Department at Miami International Airport, Building 5A, during normal working hours.

         3.11 Minimum Annual Guarantee Security: The Tenant shall provide the County, and shall keep in full force and effect during the term of this Agreement and continues until all debts, reports, or other requirements of this Agreement are satisfied, a surety bond or an irrevocable letter of credit or other form of security acceptable to the Department and so endorsed as to be readily negotiable by the County, for the payments required hereunder, in the amount of $9,000,000 for the first year of operation, and in subsequent years in an amount equivalent to the sum of nine times the Minimum Monthly Guarantee and nine times the monthly rental payment, but not less than $9,000,000. The Department may draw upon such payment security instrument, if the Tenant fails to pay the fees and charges required within the time limits specified herein. Such payment security instrument shall be in a form acceptable to the Department.

         3.12 Records and Reports: The Tenant shall keep in Dade County, during the term of this Agreement, all books of account, records and reports customarily used in this type of operation necessary to report Gross Revenues and to calculate the Opportunity Fee payable hereunder and as may, from time to time, be required by the Department to document its activities pursuant to this Agreement. All monies collected hereunder shall be accounted for in accordance with generally accepted accounting principles. The form of all such books of account records and reports shall be subject to the approval of the Department and/or the auditors of the County (one or more of the following: the designated external auditing firm or other certified public accounting firm selected by the Department, the Audit and Management Services Department of the County of auditors of the State of Florida), prior to commencement of operations hereunder. Subsequent recommendations for changes, additions or deletions to such books of account, records and reports by the auditors of the County shall be complied with by the Tenant when requested by the Department. The auditors of the County shall be permitted, during normal business hours, to audit and examine all books of account, records and reports relating to the operations of the Tenant hereunder, including, but not limited to, balance sheets, profit and loss statements, deposit receipts, Florida state sales tax reports and such other documents as may be determined by the Department to be necessary and appropriate, provided that the Tenant shall not be required to retain such records in Dade County, Florida for more than five years after the end of each annual period of this Agreement but not more than three years following termination of this Agreement.

         3.13 Revenue Control Procedures: Notwithstanding anything to the contrary contained herein, the Tenant shall comply with such revenue control procedures as may be established from time to time by the Department.

         3.14 Monthly Statement Required: On or before the 10th day following the end of each calendar month throughout the term of this Agreement, the Tenant shall furnish to the Department (along with any Monthly Opportunity Fee payments due pursuant to Article 3.05), a statement of monthly Gross Revenues for each store and in total for the operation of the duty and tax free concession, for the preceding calendar month and certify as to the accuracy of such Gross Revenues in such form as shall be prescribed by the Department.

         Such monthly report shall contain a breakdown of sales by store by major merchandise categories (such as the top ten categories -- liquor, cigarettes, perfumes, cosmetics, leather goods, jewelry, etc.), as well as the number of transactions and sales per transaction by store and merchandise category. The Department reserves the right to receive reports on penetration of sales transactions and other reports produced by the Tenant in the normal course of its operations. Such reports will not include the Tenant's cost of goods, operating costs or related data.

         Such monthly report shall also contain a breakdown of the Gross Revenues for any services subcontracted to a Disadvantaged Business Enterprise, for each such subcontractor, stated separately and included in the reported total.

         3.15 Annual Audit: Within sixty days of each anniversary of the commencement date of this Agreement and within sixty days following termination of this Agreement, the Tenant shall, at its sole cost and expense, provide to the Department an annual (or portion thereof) audit report of monthly Gross Revenues, containing an unqualified opinion, prepared and attested to by an independent certified public accounting firm, licensed in the State of Florida. The audit report shall include a schedule of Gross Revenues, and Monthly Opportunity Fee payable to the County under this Agreement, prepared in accordance with generally accepted accounting principles, reported in such format as shall be prescribed by the Department. The Audit shall be conducted in accordance with generally accepted auditing standards and shall include the issuance of a management letter, which will contain the findings discovered during the course of the examination, such as recommendations to improve accounting procedures and internal, including specifically revenue controls, and other significant matters under this Agreement. In addition, the audit shall also include comprehensive compliance procedures to determine whether the books of account, records and reports were kept in accordance with the terms of the Agreement for the period of examination. The auditor shall report such procedures and findings in a separate letter report to the Department.

         Each such audit and examination shall cover a period congruent with the term(s) of this Agreement. The last such report shall include the last day(s) of operations. All reports and letters required shall be submitted by the auditor to and discussed with the Department in draft form, before being issued in final form. There shall be no changes in the scope of the reports and letters required hereunder without the specific prior written approval of the Department.

         3.16 Right to Audit: The Department and the auditors of the County shall have the right, without limitation, at any time during normal working hours, to enter into any premises, on or off the Airport, which the Tenant may use as administrative, warehouse and operational facilities, in connection with its operations pursuant to this Agreement, to: (1) verify, check and record data used in connection with operation of the Concession Agreement; (2) inspect, review, verify and check all or any portion(s) of the procedures of the Tenant for recording or compiling Gross Revenues information and (3) audit, check, inspect and review all books of account, records, financial reports, financial statements, operating statements, inventory records, and State sales tax returns, and work papers relating to operation of the Concession Agreement, and other pertinent information as may be determined to be needed or desirable by the Department.

         3.17 Utilities: Water, sewer, air conditioning and electrical utilities, to the extent that they exist in the Terminal, are included in the rental rates in Article 3.01. In the event that the Department determines, based on a periodic survey of consumption, that the Tenant is using an excessive amount of electricity, due to heavy equipment, computer systems or the like, the Department reserves the right to bill the Tenant for the estimated monthly cost of the additional incremental electrical usage. The Tenant shall pay for all other utilities used by it. The County shall have no obligation to provide additional utilities to the Premises other than those existing as of the effective date of this Agreement.

         3.18 Purchase of In Place Assets: On or before the effective date of this Agreement, the Tenant shall pay to the County the sum of $3 million for the in place value of assets of the existing premises and the value of assets of the new premises (including the store, intransit premises and warehouse at Concourse A; the Modular at Concourse D and the Boutique at Concourse F). Title to the personal property contained in the Premises, as well as the Point of Sale computer system, will transfer to the Tenant by County Bill of Sale on the first day of operation.

         3.19 Assignable Contracts/Agreements: Any and all contracts or agreements which were in effect as of the commencement date of this Agreement entered into by the previous operator solely to support operations hereunder shall be assigned to the Tenant upon review by the Department and shall be assumed by the Tenant as part of this Agreement. (See Exhibit B for a list of existing Agreements.)

         3.20 Joint Marketing or Advertising Programs: In the event the Department, or any assignee of the County pursuant to Article 9.01, establishes a marketing and/or advertising program solely for the purpose of promoting the retail and/or food and beverage operations in the Terminal Building, the Department or such assignee shall establish an Advisory Committee of representatives of Terminal merchants to review and advise on such a program. Further, once such a program is established, the Department or its assignee shall have the right to require the Tenant to pay pro rata share of the costs of the program based on the percentage of retail space leased to the total square footage involved.

                                    ARTICLE 4
                          Improvements to the Premises

         4.01     Improvements to Premises:

         (A) As authorized pursuant to Section 125.012(24), Florida Statutes, the Tenant shall design, construct and pay for the construction of the remodeling of some or all of the existing retail store Premises ("Improvements"), within the first eighteen months of this Agreement at a minimum cost of $5.8 million. In addition, the Tenant shall design, construct and pay for the construction of any new premises added to this Agreement and any premises which are relocated in accordance with Article 1.05 hereof. It is the intent of the parties that such Improvements may include but are not limited to the decor, remodeling of the wall and floor coverings, ceiling, lighting, and millwork, or such other Improvements as are approved by the Department in accordance with Article 4.02 hereof. Such Improvements, which shall be as shown in design detail in the "Final Plans", defined in Article 4.02, shall not include the personal property of the Tenant, which shall be all fixtures owned by the Tenant which are not attached or connected to the Premises, except by means of electrical plugs, or which would not require modification of the Premises for their installation or removal.

         (B) In the event the term of this Agreement is extended by the Department pursuant to Article 1.02 (Extensions) hereof, the Department, in its sole discretion, shall have the right to require the Tenant, as a condition precedent to such extension, to remodel some or all of the then existing Premises at a mutually agreed upon cost comparable to that spent in 4.01(a) above, plus inflation. Costs expended by the Tenant pursuant to this provision will be treated in the manner specified in Article 4.09(B) (Reimbursement of Improvements Costs).

         (C) On or before the effective date of this Agreement, the Tenant shall provide to the County an irrevocable Letter of Credit, in a form acceptable to the Department, in an amount equal to 75% of the projected remodeling costs. The Tenant may reduce the amount of the Letter of Credit, upon the written approval of the Department, proportionate to expenditures that are made during the eighteen-month period, upon presentation of acceptable proof of such expenditures to the Department.

         4.02 Design of Improvements: Plans for the design of Improvements will be in accordance with "Dade County Aviation Department Terminal Building Design Guidelines" and Design Standards as may be established for the Terminal Building Retail Program. As plans for the remodeling of facilities are completed, the Tenant shall submit to the Department for its review and approval or modification, detailed final plans ("Final Plans"), specifications

(including materials, colors, textures and equipment), construction cost estimates and schedules for the construction of the Improvements. The Department shall expeditiously review and approve these plans so as not to delay this process. The Final Plans shall be prepared by an architectural, interior design and/or engineering firm registered in the State of Florida.

         4.03 Certain Construction Contract Terms: All contracts entered into by the Tenant for the construction of the Improvements shall require completion of the Improvements within the schedules submitted pursuant to Article 4.02 and shall contain reasonable and lawful provisions for the payment of actual or liquidated damages in the event the contractor(s) fails to complete the construction on time. The Tenant agrees that it will use its best efforts to take all necessary action available under such construction contract to enforce the timely completion of the work covered thereby.

         4.04 Improvements Free and Clear: The Improvements, upon completion, shall immediately become the property of the County, free and clear of any liens or encumbrances whatsoever. The Tenant agrees that any contract for construction, alteration or repairing of the Improvements or Premises, or for the purpose of material to be used, or for work and labor to be performed, shall be in writing and shall contain provisions to protect the County from the claims of any laborers, subcontractors or materialmen against the Premises or Improvements.

         4.05 Construction Bonds and Insurance Required: All contracts for the construction of Improvements shall require that the Tenant obtain from construction contractors certain bonds and evidence of insurance, as follows:

         (A) A policy of owner's protective liability insurance issued in the name of the County and the Tenant, with limits not less than those as shown in Article 11 of this Agreement. This policy must be endorsed to indicate that any premium, whether deposit or final, shall be the sole obligation of the contractor(s).

         (B) Separate performance and payment bonds in the full amount of the Improvements, to assure completion of the contract work and payment of the costs thereof, free and clear of all claims, liens and encumbrances of subcontractors, laborers, mechanics, suppliers and materialmen, with the County and the Tenant named as dual obligee thereunder.

         4.06 Other Requirements: The Tenant shall apply for and obtain a Building Permit from Dade County's Building and Zoning Department, all appropriate inspections and a Certificate of Occupancy upon completion. Within 30 days following the completion of construction of the Improvements, the Tenant shall furnish to the Department one complete set each of legible prints (black line), photo mylars and 35 mm aperture card microfilm of construction drawings, and auto cad files revised to "as built", including all pertinent shop and working drawings, copies of all releases of contractor liens and a copy of the Certificate of Occupancy.

         4.07 Review of Construction: The Department or its designee shall have the right, but not obligation, to periodically inspect the construction to ensure conformity with the Final Plans, and any changes thereof requested by the Tenant and approved by the Department.

         4.08 Cost Documentation: Within ninety days of completion of construction of the Improvements, the Tenant shall submit to the Department, a certified audit of the monies actually expended in the design and construction of the Improvements by premises in accordance with the Final Plans, prepared by an independent certified public accounting firm, approved in advance by the Department ("Auditor"). The Tenant shall be responsible for documenting for the Auditor that the monies that were expended are true and correct. The costs of design and construction, in accordance with the Final Plans and any changes thereto requested by the Tenant and approved by the Department, including the costs of required bonds, construction insurance and the construction audit, shall not include the cost of any other consultant or accountant fees, financing or legal fees, and personal property of the Tenant, as defined in Article 4.01. In the event of any disputes between the Department and the Tenant as to whether certain costs are to be included in the audit, said dispute(s) shall be submitted to the Consulting Engineer named pursuant to the Trust Agreement, as defined in Article 18.01 hereof. The decision of said Consulting Engineer shall be final and binding upon the parties hereto.

         4.09 Reimbursement of Improvement Costs: The County shall reimburse the Tenant for the unamortized balance of its Improvements only in the following circumstances:

         (A) For the unamortized cost (amortized on a 60-month straight line basis from the effective date of this Agreement) of the initial remodeling of an individual facility pursuant to that approved by the Department, in the event the Department requires its deletion or relocation pursuant to Article 1.04.

         (B) For the unamortized portion of Department approved design and construction costs for any new or relocated facilities (length of amortization schedule, not to exceed 60 months, based on the investment and profitability of the facility as agreed to by the Department and the Tenant pursuant to Article 1.05).

         This reimbursement of cost applies only to the Improvements as approved by the Department, or to construction of new stores as defined in Article 4.01, and does not apply, except as otherwise provided in Article 4.01B (Improvements to Premises), to any other remodeling or improvements made to the Premises during the term of this Agreement.

                                    ARTICLE 5
                             Standards of Operation

         5.01 Operating Hours: The Tenant shall operate Store #1 at Concourse E (or such substitute store as may be approved by the Department) a minimum of eighteen hours daily, seven days per week, and from other stores at least one and one-half hours prior to departing international flights nearest the store and close not earlier than 20 minutes after the last flight, including any delayed flights, or at such times as may be approved by the Department, with sufficient personnel to render a high quality of sales service giving consideration to periods of peak activity in the Terminal Building (the periods of time when the greatest number of international flights are operating). The Department may increase or decrease the required operating hours if, in the discretion of the Department, such a change is desirable in providing the most efficient sales service to the traveling public.

         5.02 Pricing: The Tenant shall maintain a schedule of prices at least 15% below pricing (including sales tax) at comparable Miami area stores and in no event shall the schedule of prices be higher than at other duty free stores operated by the Tenant. The Department reserves the right to grant exceptions to the "15% below Miami area prices" when the Tenant's purchase price does not allow a sufficient margin to cover costs. The Department will require the Tenant to furnish quarterly reports of its schedule of current prices and an analysis of "comparable" ("Comparable" shall mean not in excess of prices charged by others, not including sale pricing) prices of the five top sellers in liquor, tobacco, perfume, chocolates and cosmetics as compared to prices at Houston Intercontinental Airport, the International Terminal at Chicago O'Hare International Airport, Terminal 1 of Frankfurt Airport, Terminals 3 and 4 of Heathrow Airport, and Sao Paulo Guarulhos Airport. If the Tenant's pricing at the Airport materially exceeds the pricing standards established herein, due to currency fluctuations at the foreign airports, such fluctuations shall be explained in the quarterly reports. In addition, the quarterly reports will include comparable prices of the five top sellers in perfume, cosmetics, and chocolates as compared to the following Miami area stores: Burdines at Dadeland, Bloomingdale's at the Falls, Macy's at Adventura and Neiman Marcus at Bal Harbour. The five top sellers for liquor will be compared to prices at local Crown Liquors and Flanigan's Liquor stores and the top five sellers for tobacco will be compared to tobacco prices at Walgreen's and Publix Supermarkets locally. These quarterly reports shall show actual prices and the average price for each item, and shall be submitted to the Department within five business days after the end of each quarter. The Department, in consultation with the Tenant, shall have the right to approve the best seller lists and to revise, from time to time, the stores and airports used for comparison purposes.

         The Department reserves the right to conduct its own comparative price analysis using a shopping service or by survey.

         5.03 Change Making: The Tenant shall be required at all times to make change for any bill in denomination of $20.00 U.S. or less when requested by any Airport user without charge.

         The Tenant shall accept at least a dozen foreign currencies, representative of the major international destinations served by airlines at the Airport, in all of its stores and shall prominently post such rates in all of its stores. The Tenant shall change the rates daily, using the same buy rates as posted at the Money Exchange at Concourse "E" in the Terminal Building.

         5.04 Manager: Throughout the term of this Agreement, the Tenant shall employ a qualified, full-time locally resident Manager having experience in the management and merchandising of this type of duty and tax free concession, who shall be available within the Terminal Building during normal business hours and available for emergencies at all other times by carrying a pager or cellular phone. The Manager shall, at all times, be subject to approval by the Department, and shall be delegated sufficient authority to ensure the competent performance and fulfillment of the responsibilities of the Tenant under this Agreement and to accept service of all notices provided for herein.

         5.05 Prior Approval Required: The Tenant agrees that it shall obtain prior written approval from the Department in all of the following matters pursuant to this Article:

         (A)      Methods and hours of daily operation.

         (B) Uniforms to be used by employees, which shall be consistent with or better than those normally used by other Airport tenants.

         (C) The decor of the premises and all signs to be installed, erected or displayed therein, and any changes thereto at anytime during the term of this Agreement.

         5.06 Personnel: The Tenant shall ensure that all its personnel are knowledgeable of all products sold and are courteous and cooperative and present a neat, clean and professional appearance at all times. The Tenant shall require all personnel to wear visibly on their person, at all times while on duty, a distinctive name tag, identifying the individual by name, title, if appropriate, foreign languages spoken and as an employee of Tenant. The Tenant shall ensure that all employees are able to understand and communicate in spoken English, and as a minimum both English and Spanish must be spoken by at least one employee on duty at each store.

         5.07 Monitoring Services: The Department shall have the right, without limitation, to monitor and test the quality of services of the Tenant, but shall not be required to do so. This monitoring shall include, but not be limited to, personnel and the effectiveness of its cash-handling procedures, through the use of a shopping services, closed circuit T.V., and other reasonable means.

         5.08 Delivery of Goods for Off-Airport Duty Free Permittees: As a specific consideration of the issuance of this Agreement, and in recognition of the security and congestion problems of the Airport, the Tenant hereby specifically agrees to:

         (A) Deliver the goods of Off-Airport duty free Permittees for a per parcel fee. Subject to periodic recalculation and the prior approval of the Department, the Tenant shall establish a per parcel fee to be paid by the Permittee for each parcel turned over to the Tenant for delivery. Such fees shall be based on the actual costs incurred for manifesting, dispatching and delivering of the Tenant's own duty free goods, plus an allocation for overhead. The Tenant shall bill each Permittee at the end of each calendar month for parcel delivery fees payable hereunder. The Department, the Tenant, and the Permittees shall meet prior to the commencement date of this Agreement and periodically thereafter, to discuss and establish operating standards and procedures, and forms to be used related to the delivery of parcels hereunder. The Department and the Tenant shall, from time to time, publish operating standards and procedures which shall be complied with by Permittees in the Off-Airport Duty Free Program.

         (B) The Department reserves the right to authorize another bonded cartsman for the delivery of goods of the Off-Airport Duty Free Program Permittees and, in such event, Article 5.08(A) shall be cancelled.

         5.09 Security: The Tenant acknowledges and accepts full responsibility for the security and protection of the Premises, any improvements thereon, its equipment and property on the Airport, and control of access to the Air Operations Area ("AOA") through the Premises by persons and vehicles. The tenant fully understands and acknowledges that any security measures deemed necessary by the Tenant for the protection of said Premises, equipment and property and access to the AOA through the Premises shall be the sole responsibility of the Tenant and shall involve no cost to the County.

         5.10 Security Identification Display Areas Access -- Identification
Badges: The Tenant shall be responsible for requesting the Department to issue identification ("ID") badges to all employees who are authorized access to Security Identification Display Areas ("SIDA") on the Airport, designated in the Airport's security program and shall be further responsible for the immediate reporting of all lost or stolen ID badges and the immediate return of the ID badges of all personnel transferred from Airport assignment or terminated from the employ of the Tenant or upon termination of this Agreement. Each employee must complete the SIDA training program conducted by the Department, before an ID badge is issued. The Tenant shall pay, or cause to be paid, to the Department such nondiscriminatory charges, as may be established from time to time, for lost or stolen ID badges and those not returned to the

Department in accordance with this Article. The Department shall have the right to require the Tenant to conduct background investigations and to furnish certain data on such employees before the issuance of such ID badges, which data may include the fingerprinting of employee applicants for such badges.

         5.11 AOA - Driver Training: Before the Tenant shall permit any employee to operate a motor vehicle of any kind or type on the AOA, the Tenant shall require such employee to attend and successfully complete the AOA Driver Training Course conducted from time to time by the Department. The privilege of a person to operate a motor vehicle on the AOA may be withdrawn by the Department for any violation of AOA driving rules. Notwithstanding the above, the Tenant shall be responsible for ensuring that all such vehicle operators possess current, valid, appropriate Florida driver's licenses.

         5.12 Alcohol and Drug Testing: The Tenant acknowledges that the County, as a public agency sponsor under the provisions of the Airport and Airway Improvement Act of 1982, as amended (the "Act"), has the obligation to establish a drug free workplace and to establish policies and programs to ensure airport safety and security. The Tenant acknowledges that the Department, on behalf of the County, has the right to require users of the Airport (Tenants, Permittees, Licensees, etc.) to establish reasonable programs to further the achievement of the objectives described herein. Accordingly, the Tenant shall establish programs for pre-employment alcohol and drug screening for all candidates for employment at the Airport who will as a part of their duties (a) be present on the AOA; (b) operate a motor vehicle of any type on the AOA; or (c) operate any equipment, motorized or not, on the AOA and for the same or similar screening based upon a reasonable suspicion that an employee, while on duty on the AOA, may be under the influence of alcohol or drugs. Notwithstanding the above, the Tenant specifically acknowledges that the County, acting through the Department, has the right and obligation to deny access to the AOA and to withdraw AOA driving privileges from any person who it has a reasonable suspicion to believe is under the influence of alcohol or drugs.

         5.13 Special Programs: The Tenant shall ensure that all employees so required participate in such safety, security and other training and instructional programs, as the Department or appropriate Federal agencies may from time to time require.

         5.14 Vehicle Permit and Company Identification: Motor vehicles and equipment of the Tenant operating on the AOA must have an official motor vehicle identification permit issued pursuant to Operational Directives of the Department. in addition, company identification must be conspicuously displayed on such motor vehicles and equipment.

         5.15 Federal Agencies Right to Consent: The Tenant understands and agrees that all persons entering and working in or around arriving international aircraft and facilities used by the various Federal Inspection Services agencies may be subject to the consent and approval of such agencies. Persons not approved or consented to by the Federal Inspection Services agencies shall not be employed by the Tenant in areas under the jurisdiction or control of such federal inspection agencies.

         5.16 AOA - Right to Search: The Tenant agrees that its vehicles, cargo, goods and other personal property are subject to being searched when attempting to enter or leave and while on the AOA. The Tenant further agrees that it shall not authorize any employee or agent to enter the AOA unless and until such employee or agent has executed a written consent-to-search form acceptable to the Department. Persons not executing such consent-to-search form shall not be employed by the Tenant at the Airport, in any job requiring access to the AOA.

         It is further agreed that the Department has the right to prohibit an individual, agent or employee of the Tenant from entering the AOA based upon facts which would lead a person of reasonable prudence to believe that such individual might be inclined to engage in theft, cargo tampering, aircraft sabotage or other unlawful activities. Any person denied access to the AOA or whose prior authorization has been revoked or suspended on such grounds shall be entitled to a hearing before the Director of the Department or his authorized designee within a reasonable time. prior to such hearing, the person denied access to the AOA shall be advised, in writing, of the reasons for such denial.

         The Tenant acknowledges and understands that these provisions are for the protection of all users of the AOA and are intended to reduce the incidence of thefts, cargo tampering, aircraft sabotage and other unlawful activities at the Airport.

         5.17 Control of Employees: The Tenant shall properly control the actions of its employees at all times that said employees are working on the Airport, ensuring that they present a neat appearance and discharge their duties in a courteous and efficient manner and that they maintain a high standard of service to the public.

                                    ARTICLE 6
                      Services to be Provided by the County

The County shall provide:

         (A)      System repair to utilities.

         (B) Exterior repairs, except those caused by negligence on the part of the Tenant or its employees.

         (C) Air conditioning and utilities and hook-up as presently existing.

                                    ARTICLE 7
                       Equipment Furnishings and Fixtures

         7.01 Tenant Responsibilities: The Tenant shall provide, at its sole cost and expense:

         (A) All equipment, furnishings and fixtures necessary for the operation of the Concession.

         (B)      Janitorial service within the premises.

         (C) Connection of utilities to operating equipment and any additional utility service necessary pursuant to Article 4.

         (D) All interior maintenance and repair, including replacement of light bulbs, ballasts and tubes.

         7.02 Equipment, Furnishings and Fixtures: Any equipment, furnishings, fixtures and signs installed in the Premises by the Tenant, shall be in keeping with the standards of decor which prevail in the Terminal Building and must be approved in advance by the Department. Any such equipment, furnishings, fixtures and signs so installed by the Tenant as personal property of the Tenant, as defined in Article 4.01, shall, except as provided in Article 7.03(B), be removed from the Premises upon the termination of this Agreement, in accordance with Articles 7.03 and 17.02 hereof.

         7.03 Disposal of Equipment, Furnishings and Fixtures: At least thirty days prior to the expiration of this Agreement, or upon termination or cancellation by mutual agreement or pursuant to Article 12 or 13 hereof, the County shall exercise, at its sole discretion, one of the following options as to any equipment, furnishings, fixtures, signs, or carts installed in the Premises by the Tenant:

         (A) Require the Tenant to remove such equipment, furnishings, fixtures, signs, or carts from the Premises; or

         (B) Retain any portion of the equipment, furnishings, fixtures, signs, or carts of the Tenant (personal property of the Tenant as referred to in Article 4.01) and shall pay the Tenant the unamortized balance of the cost of such personal property, calculated in accordance with Article 1.05. The Tenant shall provide such documentation satisfactory to the Department of the cost of such personal property, together with proof of payment thereof.

                                    ARTICLE 8
                            Maintenance and Utilities

         8.01 Cleaning: The Tenant shall, at its cost and expense, keep the premises, clean at all times. If the premises are not kept clean in the opinion of the Department, the Tenant will be so advised and shall take immediate corrective action.

         8.02 Removal of Trash: The Tenant shall, at its cost and expense, remove from the premises all trash and refuse of any nature whatsoever which might accumulate and arise from the operations of the Concession hereunder. Such trash and refuse shall temporarily be stored and disposed of in a manner approved by the Department.

         8.03 Maintenance and Repair: The Tenant shall maintain and repair the interiors and exteriors of the stores, carts, or modules. Such maintenance and repairs shall include, but not be limited to, painting, laminating doors, windows, equipment, furnishings, fixtures, appurtenances, replacement of light bulbs, ballasts and tubes and the replacement of all broken glass, which repairs shall be in quality and class equal to or better than the original work to preserve the same in good order and condition. The Tenant shall repair, at or before the end of the term of this Agreement, all injury done by the installation or removal of furniture and personal property so as to restore the premises to the state they were at the commencement of this Agreement.

         8.04 Failure to Maintain: Upon failure of the Tenant to maintain the premises as provided in this Article 8, the Department may enter upon the premises and perform all cleaning, maintenance and repairs which may be necessary and the cost thereof, plus 25% for administrative costs, shall constitute additional rental(s), and shall be billed to and paid by the Tenant.

                                    ARTICLE 9
                      Assignment, Subletting and Ownership

         9.01 No Assignment or Subletting: The Tenant shall not assign, transfer, pledge or otherwise encumber this Agreement nor, except as specifically authorized in Article 1.04 (DBE Subconcession), sublet all or any portion of the premises. The County reserves the right to assign this Agreement.

         9.02 Ownership of the Tenant: Since the ownership, control, and experience of the Tenant were material considerations to the County in the award of this Concession and the entering into of this Agreement, the Tenant shall take no actions which shall serve to transfer or change the management, majority ownership, or control of the business entity of the Tenant without the prior written consent of the Department.

         9.03 Subcontracting: The Tenant may, with the advance written approval of the Department, subcontract some of the services required herein only to Disadvantaged Business Enterprises ("DBEs"), as defined in Title 49, Part 23, Code of Federal Regulations. The Tenant shall remain fully liable for the actions and performance of such subcontractor(s) as if such were employees of the Tenant. Prompt payments will be made to the subcontractor(s) by the Tenant in accordance with Ordinance No. 94-40. Any subcontract must be in accordance with the terms and conditions of this Agreement.

                                   ARTICLE 10
                                 Indemnification

         The Tenant shall protect, defend, and hold the County and its officers, agents and employees completely harmless from and against any and all liabilities, losses, suits, claims, judgments, fines or demands arising by reason of injury or death of any person or damage to any property, including all reasonable costs for investigation and defense thereof (including but not limited to attorney fees, court costs, and expert fees), of any nature whatsoever arising out of or incident to this Agreement and/or the use or occupancy of the premises or the acts or omissions of officers, agents, employees, contractors, subcontractors, licensees, or invitees of the Tenant regardless of where the injury, death, or damage may occur, unless such injury, death or damage is caused by the sole active negligence of the County. The County shall give the Tenant reasonable notice of any such claims or actions. The provisions of this section shall survive the expiration or early termination of this Agreement.

                                   ARTICLE 11
                                    Insurance

         11.01 Insurance Required: In addition to such insurance as may be required by law, the Tenant shall maintain, without lapse or material change, for so long as it occupies the Premises, the following insurance:

         (A) Public Liability Insurance on a comprehensive basis, including Contractual Liability, to cover the Tenant's Premises and operations, in any amount not less than $5,000,000 combined single limit per occurrence for bodily injury and property damage. The County must be shown as an additional insured with respect to this coverage.

                  Coverages shall be for each occurrence, with either no aggregate or an annual policy aggregate of no less than twice the amount of coverage required for each occurrence. In the event that the Tenant's available coverage falls below the per occurrence amount shown above, the Tenant shall secure a new certificate of insurance evidencing the required coverage. The County reserves the right to not accept policies with aggregate limits or substantial deductibles.

         (B) Automobile Liability Insurance covering all owned, non-owned and hired vehicles (including ground or mobile equipment) used by the Tenant in connection with its operations under this Agreement in an amount not less than:

                  (1) $5,000,000 combined single limit per occurrence for bodily injury and property damage covering all vehicles and ground and mobile equipment used by the Tenant on the Air Operations Area of the Airport ("AOA");

                  (2) $300,000 combined single limit per occurrence for bodily injury and property damage covering such vehicles and ground and mobile equipment when being used by the Tenant off of the AOA.

         (C)      Plate glass, if applicable.

         (D) Workers' Compensation Insurance in compliance with Chapter 440, Florida Statutes.

         The insurance coverages required shall include those classifications, as listed in standard liability insurance manuals, which most nearly reflect the operations of the Tenant under this Agreement. All insurance policies required pursuant to the terms of this Agreement shall be issued in companies approved to do business under the laws of the State of Florida. Such companies must be rated no less than "B" as to management, and no less than "VIII" as to strength in accordance with the latest edition of "Best's Insurance Guide", published by A.M. Best Company, Inc., or its equivalent, subject to approval of the County Risk Management Division.

         11.02 Insurance Certificates Required: Prior to the commencement of operations hereunder and annually thereafter, the Tenant shall furnish or cause to be furnished certificates of insurance to the Department which certificates shall clearly indicate that:

         (A) The Tenant has obtained insurance in the types, amounts and classifications as required for strict compliance with this Article;

         (B) The policy cancellation notification provisions specify at least 30 days advance written notice of cancellation to the County; and

         (C) The County is named as an additional insured with respect to the Tenant's public liability policies.

         On said insurance certificates, unless specifically shown to be excluded thereon, comprehensive public liability coverage shall include contractual liability, and notification of cancellation shall include notification of material changes in the policies.

         The County reserves the right to require the Tenant to provide such reasonably amended insurance coverage as it deems necessary or desirable, upon issuance of notice in writing to the Tenant, which notice shall automatically amend this Agreement effective 30 days after such notice.

         11.03 Tenant Liable: Compliance with the requirements of this Article 11 shall not relieve the Tenant of its liability under any other portion of this Agreement.

         11.04 Right to Examine: The Department reserves the right, upon reasonable notice, to examine the original policies of insurance (including but not limited to: binders, amendments, exclusions, riders and applications) to determine the true extent of coverage. The Tenant agrees to permit such inspection at the offices of the Department.

         11.05 Personal Property: Any personal property of the Tenant, or of others, placed in the premises shall be at the sole risk of the Tenant or the owners thereof, and the County shall not be liable for any loss or damage thereto, irrespective of the cause of such loss or damage.

                                   ARTICLE 12
                              Termination by County

         12.01 Termination for Abandonment: This Agreement shall be automatically terminated upon the abandonment by the Tenant of the Premises or the voluntary discontinuance of operations at the Airport for any period of time exceeding 24 hours, unless such abandonment or discontinuance has been caused by strike, labor disturbance, Act of God, civil disturbance or governmental order that prevents the Tenant's use of the Premises for the purposes authorized in
Article 2.

         12.02 Payment Default: Failure of the Tenant to make all payments of rentals, fees and charges required to be paid herein when due shall constitute a default, and the County may, at its option, terminate this Agreement after five calendar days notice in writing to the Tenant unless the default be cured within the notice period.

         12.03 Other Defaults: The County shall have the right, upon thirty calendar days written notice to the Tenant, to terminate this Agreement upon the occurrence of any one or more of the following, unless the same shall have been corrected within such period:

         (A) Failure of the Tenant to comply with covenants of this Agreement other than those which constitute a default pursuant to Article 12.02.

         (B) The conduct of any business, the performance of any service, or the merchandising of any product or service not specifically authorized herein.

         12.04 Habitual Default: Notwithstanding the foregoing, in the event that the Tenant has frequently, regularly or repetitively defaulted in the performance of or breached any of the terms, covenants and conditions required herein to be kept and performed by the Tenant, regardless of whether the Tenant has cured each individual condition of breach or default as provided in Articles
12.02 and 12.03 hereinabove, the Tenant shall be determined by the Director of the Department to be an "habitual violator". At the time that such determination is made the Department shall issue to the Tenant a written notice, advising of such determination and citing the circumstances therefor. Such notice shall also advise the Tenant that there shall be no further notice or grace periods to correct any subsequent breach(s) or default(s) and that any subsequent breach or default, of whatever nature, taken with all previous breaches and defaults, shall be considered cumulative and, collectively, shall constitute a condition of noncurable default and grounds for immediate termination of this Agreement. In the event of any such subsequent breach or default, the County may terminate this Agreement upon the giving of written notice of termination to the Tenant, such termination to be effective upon the seventh day following the date of receipt thereof and all payments due hereunder shall be payable to said date, and the Tenant shall have no further rights hereunder. Immediately upon receipt of said notice of termination, the Tenant shall discontinue its operations at the Airport, and proceed to remove all its personal property in accordance with
Article 17 hereof.

         12.05 Drug-Free Workplace Default: The Tenant acknowledges, that as part of its Proposal, it provided to the County a Drug-Free Workplace Affidavit certifying that it is providing a drug-free workplace for its employees, as required by County Ordinance No. 92- 15, adopted on March 17, 1992, as such may be amended from time to time ("Ordinance"). Based on the provisions of said Ordinance, the County shall have the right, upon 30 days written notice to the Tenant, to terminate this Agreement in the event the Tenant fails to provide, as of each anniversary of the effective date of this Agreement, the annual re-certification affidavit as required by the Ordinance; provided, however, that such termination shall not be effective if the Tenant submits the required Affidavit within the notice period.

         Further, this Agreement shall be terminated upon not less than fifteen calendar days written notice to the Tenant, and without liability to the County, if the Department or the County Manager determines any of the following:

         (A) That the Tenant has made a false certification in its execution of the Affidavit submitted with its Proposal or in its annual re-certification as required by the Ordinance;

         (B) That the Tenant has violated its original or renewal certification by failing to carry out any of the specific requirements of the Ordinance, other than the annual re-certification; or

         (C) That such a number of employees of the Tenant have been convicted of violations occurring in its workplace(s) as to indicate that the Tenant has failed to make a good faith effort to provide a drug-free workplace as required by the Ordinance.

         12.06 Family Leave Program Default: The Tenant acknowledges that, as a part of its Proposal, it provided an Affidavit certifying that it would provide its employees with a family leave program, providing, as a minimum, the benefits specified by the Dade County Family Leave Ordinance (Ordinance No. 93-118, as such may be amended from time to time). The County shall have the right to terminate this Agreement, upon 30 days advance written notice to the Tenant, in the event the Tenant fails to provide, the affidavit that it is providing and will continue to provide such family leave program; provided, however, that such termination shall not be effective if the Tenant submits the required affidavit within the notice period. Further, this Agreement shall be terminated, upon not less than 15 calendar days advance written notice to the Tenant, if it is determined, following an administrative hearing to be held by the Department, that the Tenant has failed to provide such program to its employees, contrary to its sworn affidavit.

                                   ARTICLE 13
                        Claims and Termination by Tenant

         13.01 Claims Procedures: If the Tenant has any claim against the County arising under this Agreement, it will be made in writing within ten (10) days of the occurrence of the event to the Aviation Director. The exact nature of the claim, including sufficient detail to identify the basis for the claim shall be clearly stated. The dispute will be decided by the Aviation Director (or his designee), who will mail or otherwise furnish a written copy of the decision to the Tenant at the address furnished in Article 19.07. The decision of the Aviation Director will be final and conclusive unless, within thirty (30) days from the date of receipt of such copy, the Tenant mails or otherwise furnishes to the County a written appeal addressed to the County Manager. The decision of the County Manager, or his duly authorized representative for the determination of such appeals, will be final and conclusive unless within thirty (30) days of the Tenant's receipt of such decision, the Tenant files an action in a court of competent jurisdiction. In connection with any appeal proceeding under this provision, the Tenant shall be afforded an opportunity to be heard and to offer other evidence in support of the appeal. Pending final decision of a dispute hereunder, the Tenant shall proceed diligently with the performance of the Concession Agreement and in accordance with the County's decision. Failure to perform in accordance with the decision of the Aviation Director or the County Manager shall be cause for termination of this Agreement in accordance with
Article 12.03.

         13.02 Penalty: Failure by the Tenant to comply with this Disputes Procedure shall be cause for a waiver and an abandonment of any claim arising out of the event.

         13.03 Abatement: The Tenant shall have the right to request the Department to consider the abatement of all or a portion of the payments due under Articles 3.01, 3.03 and

3.05, upon thirty calendar days written notice to the County, without liability to the County, at any time after the occurrence of one or more of the following events:

         (A) Issuance by any court of competent jurisdiction of any injunction substantially restricting the use of the Airport for airport purposes.

         (B) The assumption by the United States Government or any authorized agency thereof, or any other governmental agency, of the operation, control or use of the Airport premises or any substantial part, or parts thereof, in such a manner as to substantially restrict the Tenant's operations at the Airport.

         13.04 Termination: In the event of a breach by the County of any of the material terms, covenants or conditions contained in this Agreement required to be kept by the County, and the failure of the County to remedy such breach for a period of ninety calendar days after receipt by the County of written notice from the Tenant of the existence of such a breach, the Tenant shall have the right to terminate this Agreement, without liability to the County, upon thirty calendar days written notice to the Department.

                                   ARTICLE 14
                                Nondiscrimination

         14.01 Employment Discrimination: The Tenant shall not discriminate against any employee or applicant for employment to be employed in the performance of this Agreement with respect to hire, tenure, terms, conditions, or privileges of employment, or any matter directly or indirectly related to employment because of age, sex, race, color, religion, national origin, ancestry or disability. The Tenant shall comply with applicable provisions of the Americans with Disabilities Act, including but not limited to provisions pertaining to employment (42 U.S.C. 12101).

         14.02 Nondiscriminatory Access to Services: The Tenant, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant of this
Agreement: (1) that no person on the grounds of race, color, age, sex, religion, national origin, ancestry or disability shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Concession; (2) that in the furnishing of services hereunder, no person on the grounds of race, color, age, sex, religion, national origin, ancestry or disability shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination; and (3) that the Tenant shall operate hereunder in compliance with the Americans with Disabilities Act (42 U.S.C. 12101) and all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

         14.03 Breach of Nondiscrimination Covenants: In the event it has been determined that the Tenant has breached the nondiscrimination covenants contained in Articles 14.01 and 14.02 above, pursuant to the complaint procedures contained in the applicable Federal Regulations, and the Tenant fails to comply with the sanctions and/or remedies which have been prescribed, the County shall have the right to terminate this Agreement pursuant to Article
12.03 hereof.

         14.04 Affirmative Action and Disadvantaged Business Enterprise
Programs: The Tenant acknowledges that the provisions of 14 CFR Part 152, Affirmative Action Employment Programs, and 49 CFR Part 23, Disadvantaged Business Enterprise Programs, are applicable to the activities of the Tenant under the terms of this Agreement, unless exempted by said regulations, and hereby agrees to comply with all requirements of the Department, the Federal Aviation Administration and the U.S. Department of Transportation. These requirements may include, but not be limited to, the compliance with Disadvantaged Business Enterprise and/or Employment Affirmative Action participation goals, the keeping of certain records of good faith compliance efforts, which would be subject to review by the various agencies, the submission of various reports, and if directed by the Department, the contracting of specified percentages of goods and services contracts to Disadvantaged Business Enterprises. In the event it has been determined, in accordance with applicable regulations, that the Tenant has defaulted in the requirement to comply with this section, and the Tenant thereafter fails to comply with the sanctions and/or remedies then prescribed, the County shall have the right, upon written notice to Tenant, to terminate this Agreement pursuant to Article 12.03.

         This Agreement is subject to the requirements of the U.S. Department of Transportation's regulations, 49 CFR Part 23, Subpart F. The Tenant agrees that it will not discriminate against any business owner because of the owner's race, color, national origin, or sex in connection with the award or performance of any concession agreement covered by 49 CFR Part 23, Subpart F.

         The Tenant agrees to include the above statements in any subsequent agreements that it enters and cause those businesses to similarly include the statements in further agreements.

         14.05 Disadvantaged Business Enterprise Participation Plan: The Tenant shall contract with those firm(s) as are listed on the Tenant's DBE Participation Plan as presented in its Proposal documents and approved by the Department of Business and Economic Development (DBED), and shall thereafter neither terminate such DBE firm(s) nor: (1) reduce the scope of the work to be performed by; (2) decrease the percentage of participation by; or (3) decrease the dollar amount of participation by the DBE firm(s) without the prior written authorization of the Department.

         The County shall monitor the compliance of the Tenant with the requirements of this provision (Article 14.05) during the term of this Agreement. The County shall have access to the necessary records to examine such information as may be appropriate for the purpose of investigating and determining compliance with this provision, including, but not limited to records of expenditures, contracts between the Tenant and the DBE Participant, and other records pertaining to the DBE Participation Plan.

         If at any time the County has reason to believe that the Tenant is in violation of this provision, the County may, in addition to pursuing any other available legal remedy, impose sanctions which may include but are not limited to: (1) the termination or cancellation of the Agreement in whole or in part, unless the Tenant demonstrates within a reasonable time its compliance with the terms of this provision; and (2) the denial to the Tenant of the right to participate in any other contracts awarded by the County for a period of not longer than three years. No such sanction shall be imposed by the County upon the Tenant except pursuant to a hearing conducted by the DBED Directors.

                                   ARTICLE 15
                         Rules, Regulations and Permits

         15.01 Rules and Regulations: The Tenant shall comply with the Ordinances of the County, including the Rules and Regulations of the Department, Chapter 25, Code of Metropolitan Dade County, Florida, as the same may be amended from time to time, Operational Directives issued thereunder, all additional laws, ordinances, regulations and rules of the Federal, State and County Governments, and any and all plans and programs developed in compliance therewith, which may be applicable to its operations or activities under this Agreement.

         15.02 Violations of Rules and Regulations: The Tenant agrees to pay on behalf of the County any penalty, assessment or fine, issued in the name of the County, or to defend in the name of the County any claim, assessment or civil action, which may be presented or initiated by any agency or officer of the Federal, State or County governments, based in whole or substantial part upon a claim or allegation that the Tenant, its agents, employees or invitees, have violated any law, ordinance, regulation or rule described in Article 15.01 above or any plan or program developed in compliance therewith. The Tenant further agrees that the substance of this Article 15.02 and Article 15.01 above shall be included in every contract and other agreement, which the Tenant may enter into related to its operations and activities under this Agreement and that any such contract and other agreement shall specifically provide that "Dade County, Florida is a third party beneficiary of this and related provisions." This provision shall not constitute a waiver of any other conditions of this Agreement prohibiting or limiting assignments, subletting or subcontracting.

         15.03 Permits and Licenses

         The Tenant shall obtain, pay for, and maintain on a current basis all permits and licenses as required for its operation hereunder.

         15.04 U.S. Customs Penalties

         The Tenant shall obtain and maintain all necessary licenses from the U.S. Customs Service, and any other Federal agencies, for the operation of its business under this Agreement. The Tenant shall be liable for payment of any penalties levied by any Federal agency provided that the penalties resulted from actions, errors or failure to act or perform by the Tenant and not by the County or the Department.

                                   ARTICLE 16
                                  Civil Actions

         16.01 Governing Law; Venue: This Agreement shall be governed and construed in accordance with the laws of the State of Florida. The venue of any action on this Agreement shall be laid in Dade County, Florida, and any action to determine the rights or obligations of the parties hereto shall be brought in the courts of the State of Florida.

         16.02 Notice of Commencement of Civil Action: In the event that the County or the Tenant commence a civil action in the State or Federal courts, where such action is based in whole or in part on an alleged breach of this Agreement, the County and the Tenant agree to waive the procedure for initial service of process mandated by Chapters 48 and 83, Florida Statues, Rule 1.070, Florida Rules of Civil Procedure and Rule 4(c), Federal Rules of Civil Procedure. In such event the County and the Tenant agree to submit themselves to the jurisdiction of the court in which the action has been filed when initial service has been made in the following manner:

         (A) Upon the County: by Certified Mail, Return Receipt Requested, sent to (i) the party indicated in Article 19.07 on behalf of the County; and (ii) with a copy of the County Attorney, Aviation Division, P.O. 592075, Miami, Florida 33159.

         (B) Upon the Tenant: by personal service or by Certified Mail, Return Receipt Requested, upon the party indicated in Article
                  19.07 on behalf of the Tenant, with a copy to whatever attorney the Tenant has designed in writing, if any.

In the event that the County and/or the Tenant raise an objection to service of initial pleadings as provided for herein, and the trial court overrules such objection, the objecting party shall pay liquidated damages (attorney's fees) in the amount of $250.00 to plaintiff in such action, prior to answering the complaint.

         16.03 Registered Office/Agent; Jurisdiction: Notwithstanding the provisions of Article 16.02 above, and in addition thereto: the Tenant, if a corporation, shall designate a registered office and a registered agent, as required by Section 48.091, Florida Statutes, such designations to be filed with the Florida Department of State in accordance with Section 607.034, Florida Statutes. If the Tenant is a natural person, he and his personal representative hereby submit themselves to the jurisdiction of the Courts of this State for any cause of action based in whole or in part on the alleged breach of this Agreement.

                                   ARTICLE 17
                             Actions at Termination

         17.01 Surrender of Premises: On or before the termination date of this Agreement, whether by lapse of time or otherwise, the Tenant shall vacate, quit and surrender the premises in as good order and condition as the premises were upon occupancy, reasonable and normal wear and tear excepted.

         17.02 Removal of Personal Property: On or before the termination date of this Agreement, except in instances of termination pursuant to Article 12.01 hereof, in which event the Tenant shall be allowed up to five calendar days, and provided that the Tenant is current in all the payments required pursuant to this Agreement, the Tenant shall remove all of its personal property from the premises hereunder unless the County has exercised its option to acquire same in accordance with Article 7.03. Any personal property of the Tenant not removed in accordance with this Article may be removed by the Department for storage at the cost of the Tenant. Failure on the part of the Tenant to reclaim its personal property within thirty days from the date of termination shall constitute a gratuitous transfer of title thereof to the County for whatever use and disposition is deemed to be in the best interests in the County.

         17.03 Failure to Vacate: In the event the Tenant shall refuse or fail to give up, vacate, quit and surrender possession of the premises hereunder, as provided for herein, it shall be liable for double rental as provided for in
Section 83.06, Florida Statutes.

         17.04 Right to Show Premises: At any time after the Tenant has been given notice of termination or default, pursuant to Article 12 hereof, or within six months of the scheduled termination date of this Agreement, the County shall have the right to enter the premises for the purpose of showing the premises to prospective tenants, tenants or users.

                                   ARTICLE 18
                                 Trust Agreement

         18.01 Incorporation of Trust Agreement by Reference: Notwithstanding any of the terms, provisions and conditions of this Agreement, it is understood and agreed by the parties hereto that the provisions of the Trust Agreement, dated as of the 1st day of October, 1954, as amended, by and between the County and the Chase Manhattan Bank (now the Chase Manhattan Bank, National Association), as Trustee, and the First National Bank of Miami (now Southeast Bank, N.A.), as Co-Trustee of (the "Trust Agreement") which Trust Agreement is incorporated herein by reference thereto, shall prevail and govern in the event of any inconsistency with or ambiguity relating to the terms and conditions of this Agreement, including the rents, fees or charges required herein, and their modification or adjustment.

Copies of the Trust Agreement may be examined by the Tenant at the offices of the Department during normal working hours.

         18.02 Adjustment of Terms and Conditions: If at any time during the term of this Agreement, a court of competent jurisdiction shall determine that any of the terms and conditions of this Agreement, including the rentals, fees and charges required to be paid hereunder to the County by the Tenant or by other Tenants under other agreements of the County for the lease or use of premises used for similar purposes, are unjustly discriminatory, the County shall have the right to modify such terms and conditions and to increase or otherwise adjust the rentals, fees and charges required to be paid under this Agreement in such a manner as the County shall determine is necessary and reasonable so that the terms and conditions and the rentals, fees and charges payable by the Tenant and others shall not thereafter be unjustly discriminatory to any user of like premises and shall not result in any violation of the Trust agreement or in any deficiency in revenues necessary to comply with the covenants of the Trust Agreement. In the event the County has modified the terms and conditions of this Agreement, including any adjustment of the rentals, fees and charges required to be paid to the County, pursuant to this provision, this Agreement shall be amended to incorporate such modification of the terms and conditions, upon the issuance of written notice from the Department to the Tenant.

         18.03 Tenant Right to Terminate: In the event the terms and conditions of this Agreement, including the rentals, fees and charges payable hereunder, have been substantially modified pursuant to Article 18.02 above, the Tenant, at any time within one year following the effective date of such modification, may terminate this Agreement by giving not less than 270 days written notice to the County, without liability by either party to the other.

                                   ARTICLE 19
                                Other Provisions

         19.01 Payment of Taxes: The Tenant shall pay all taxes lawfully assessed against its interests in the premises and its operations hereunder; provided, however, that the Tenant shall not be deemed to be in default of its obligations under this Agreement for failure to pay such taxes pending the outcome of any legal proceedings instituted in courts of competent jurisdiction to determine the validity of such taxes. Failure to pay same after the ultimate adverse conclusion of such contest shall constitute a default, pursuant to
Article 12.03 hereof.

         19.02 Alterations by Tenant: The Tenant shall not alter or modify the premises, except in accordance with Article 4 herein, without first obtaining written approval from the Department.

         19.03 Rights to be Exercised by Department: Wherever in this Agreement rights are reserved to the County, such rights may be exercised by the Department.

         19.04 Security: The Tenant acknowledges and accepts full responsibility for the security and protection of the premises leased herein. The Tenant fully understands and acknowledges that any security measures deemed necessary by the Tenant for protection of said premises shall be the sole responsibility of the Tenant and shall involve no cost to the County.

         19.05 Rights of County at Airport: The County shall have the absolute right, without limitation, to make any repairs, alterations and additions to any structures and facilities at the Airport. The County shall, in the exercise of such right, be free from any and all liability to the Tenant for business damages occasioned during the making of such repairs, alterations and additions, except those occasioned by the sole active negligence of the County, its employees, or agents.

         19.06 Federal Subordination: This Agreement shall be subordinate to the provisions of any existing or future agreements between the County and the United States of America relative to the operation and maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of Federal funds for the development of the Airport. All provisions of this Agreement shall be subordinate to the right of the United States of America to lease or otherwise assume control over the Airport, or any part thereof, during time of war or national emergency for military or naval use and any provisions of this Agreement inconsistent with the provisions of such lease to the United States of America shall be suspended.

         19.07 Notices: Any notices given under the provisions of this Agreement shall be in writing and shall be hand delivered or sent by Registered or Certified Mail, Return Receipt Requested, to:

                  To the County:

                           Director
                           Dade County Aviation Department
                           Post Office Box 592075
                           Miami, Florida  33159

                  To the Tenant:

                           Miami Airport Duty Free Joint Venture
                           8052 N.W. 14th Street
                           Miami, Florida  33126

or to such other respective addressees as the parties may designate to each other in writing from time to time. Notices by Registered or Certified Mail shall be deemed given on the delivery date indicated on the Return Receipt from the U.S. Postal Service. Hand delivered notices shall be deemed received by the Tenant when presented to the local management representative of the Tenant.

         19.08 Severability: If any provision of this Agreement or the application thereof to either party to this Agreement is held invalid by a court of competent jurisdiction, such invalidity shall not affect other provisions of the Agreement which can be given effect without the invalid provision, and to this end, the provisions of this Agreement shall be severable.

         19.09 Rights Reserved to County: All rights not specifically granted the Tenant by this Agreement are reserved to the County.

         19.10 Lien: The County shall have a lien upon all personal property of the Tenant in the premises to secure the payment to the County of any unpaid monies accruing to the County under the terms of this Agreement.

         19.11 Authorized Uses Only: The Tenant shall not use or permit the use of the premises or the Airport for any illegal or unauthorized purpose or for any purpose which would increase the premium rates paid by the County on or invalidate any insurance policies of the County or any policies of insurance written on behalf of the Tenant under this Agreement.

         19.12 No Waiver: There shall be no waiver of the right of either party to demand strict performance of any of the provisions, terms and covenants of this Agreement nor shall there by any waiver of any breach, default or non-performance hereof by either party unless such waiver is explicitly made in writing by the non-breaching party. Any previous waiver or course of dealing shall not affect the right of either party to demand strict performance of the provisions, terms and covenants of this Agreement with respect to any subsequent event or occurrence or of any subsequent breach, default or non-performance hereof by the other party.

         19.13 Right to Regulate: Nothing in this Agreement shall be construed to waive or limit the governmental authority of the County, as a political subdivision of the State of Florida, to regulate the Tenant or its operations.

         19.14 Inspections: The authorized employees and representatives of the County and of any applicable Federal or State agency having jurisdiction hereof shall have the right of access to the premises at all reasonable times for the purposes of inspection to determine compliance with the provisions of this Agreement. The right of inspection shall impose no duty on the county to inspect and shall impart no liability on the County should it not make such inspections.

         19.15 Radon Disclosure: In accordance with Section 404.056, Florida Statutes, the following disclosure is hereby made:

         "Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         19.16 Trademarks and Licenses: The County may, from time to time, require the Tenant as part of its advertising and marketing program, to utilize certain patents, copyrights, trademarks, trade names, logos, computer software and other intellectual property owned by the County in the performance of this Agreement, which patents, copyrights, trademarks, trade names, logos, computer software and intellectual property may have been created pursuant to the terms of this Agreement. Such permission, when granted, shall be evidenced by a nonexclusive license executed by the Tenant and the Department, on behalf of the County, granting the Tenant the right, license, and privilege to use a specific patent, copyright, trademark, trade name, logo, computer software or other intellectual property without requiring payment of fees therefor. Failure of the parties to execute a formal license agreement shall not vest title or interest in such patent, copyright, trademark, trade name, logo, computer software or intellectual property in the using party.

         19.17 Destruction of Premises: In the event the Premises shall be destroyed or so damaged or injured by fire, windstorm, flood or other casualty during the life of this Agreement that the Premises or any portion thereof are rendered untenantable, the County shall have the right, but not the obligation, to render said Premises or damaged portion thereof tenantable by repairs completed within a reasonable period of time.

         (A) Total Destruction: In the event the County elects not to render the Premises tenantable, if destroyed or damaged in their entirety, the Tenant shall be so notified in writing by the Department, and this Agreement shall be deemed terminated as of the date of the casualty.

         (B) If the damaged portion of the Premises is not rendered tenantable by the County within a reasonable period of time, and the Tenant shall determine that: 1) the loss of the damaged portion of the Premises shall have a materially adverse impact on the ability of the Tenant to utilize the Premises for the purposes described in Article 2; or 2) would require the Tenant to obtain other space off the Premises in order to substantially conduct the operations of the Tenant originally conducted within the Premises, then, in either such event, upon written notice to the County, the Tenant may cancel this Agreement as of a date which shall be not later than one year from the giving of such notice, if the repairs are not completed within 90 days following such written notice of intent to cancel, or if the repairs cannot be reasonably completed within such 90-day period the County has not commenced repairs within such time. In the event of cancellation, the rent for the untenantable portion of the Premises shall be paid only to the date of such fire, windstorm, flood, or other casualty. If the Agreement is not cancelled following any such casualty, the rent shall be abated as to the portion of the Premises rendered untenantable.

         The remedies provided to Tenant in this Article 19.17 are exclusive, and Tenant shall be entitled to no other remedies in the event of a complete or partial destruction of or damage to the Premises.

         19.18 Headings: The headings of the various Articles and Sections of this Agreement, and its Table of Contents, are for convenience and ease of reference only, and shall not be construed to define, limit, augment or describe the scope, context or intent of this Agreement or any part or parts of this Agreement.

         19.19 Binding Effect: The terms, conditions and covenants of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This provision shall not constitute a waiver of any conditions prohibiting assignment or subletting.

         19.20 Entirety of Agreement: The parties hereto agree that this Agreement sets forth the entire agreement between the parties, and there are no promises or understandings other than those stated herein. None of the provisions, terms and conditions contained in this Agreement may be added to, modified, superseded or otherwise altered, except as may be specifically authorized herein or by written instrument executed by the parties hereto.

         19.21 Addendum to Agreement: The parties agree that the Addendum to this Agreement attached hereto, is made a part hereof as if set out in full herein.

                 [The next page is the signature page on CA-42]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their appropriate officials as of the date first above written.

CONCESSIONAIRE:  (IF JOINT VENTURE)      BOARD OF COUNTY COMMISSIONERS
                                           OF DADE COUNTY FLORIDA

A.   CORPORATE NAME OF JOINT             By:____________________________________
     VENTURER:                                        County Manager

_______________________________________  Attest:  Harvey Ruvin, Clerk

By:____________________________________  By:____________________________________
                  President                           Deputy Clerk

ATTEST:________________________________               (COUNTY SEAL)
                  Secretary

(CORP. SEAL)                                CONCESSIONAIRE:  (If Corporation)

B.   CORPORATE NAME OF JOINT             _______________________________________
     VENTURER:

   ____________________________________  By:____________________________________
                                                        President

By:____________________________________  _______________________________________
                  President                             Print Name

ATTEST:________________________________  ATTEST:________________________________
                  Secretary                             Secretary

                                                ________________________________
                                                        Print Name

                  (CORP. SEAL)                                   (CORP. SEAL)

C.   MANAGING JOINT VENTURER:                   CONCESSIONAIRE:
                                                (If Partnership/Individual)

     __________________________________         By:_____________________________
     Name of Joint Venture                              Signature

     __________________________________         ________________________________
     Signature of Individual Authorized                 Print Name
        to Bind Joint Venture

     __________________________________         By:_____________________________
     Witness As to Above Signature                      Title

     __________________________________         Witnesses to above signature:
     Witness As to Above Signature
                                                ________________________________

                                                ________________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their appropriate officials as of the date first above written.

CONCESSIONAIRE:  (IF JOINT VENTURE)      BOARD OF COUNTY COMMISSIONERS
                                         OF DADE COUNTY FLORIDA

                                         By:____________________________________
                                                   County Manager

                                         Attest:  Harvey Ruvin, Clerk
                                         _______________________________________

                                         By:____________________________________
                                                    Deputy Clerk
NAME OF JOINT VENTURE:

     Miami Airport Duty Free Joint Venture
________________________________________________________________________________

     8052 N.W. 14th Street
________________________________________________________________________________

     Miami, Florida  33126
________________________________________________________________________________


A.  CORPORATE NAME OF JOINT                 D.  CORPORATE NAME OF JOINT
    VENTURER:                                   VENTURER:

    Century Duty Free. Inc.                     Greyhound Leisure Services, Inc.
    _______________________________             _______________________________

By: _______________________________
                          President         By: _______________________________
                                                                      President
ATTEST: ___________________________
                          Secretary         ATTEST: ___________________________
                                                                Asst. Secretary
                                                                    (CORP. SEAL)

B.  CORPORATE NAME OF JOINT                 E.   NAME OF JOINT VENTURER:
    VENTURER:

    Media Consultants, Inc.                      Maria J. Argudin
    _______________________________              _______________________________


By: _______________________________
                          President

ATTEST: ___________________________
                    Asst. Secretary
                        (CORP. SEAL)

C.  CORPORATE NAME OF JOINT                 Witnesses as to Signature:
    VENTURER:
                                                 _______________________________
    Bayside Company Store, Inc.
    d/b/a Bayside To Go, Inc.                    _______________________________
    _______________________________
                                            MANAGING JOINT VENTURER:
By: _______________________________
                          President         Greyhound Leisure Services, Inc.
                                            ____________________________________
ATTEST: ___________________________                      Print Name
                    Asst. Secretary

                                                                     President
                                            ____________________________________
                                                     Signature and Title

                                            (Signature and Title of Individual
                                             Authorized to Bind Joint Venture
                                             MUST BE SHOWN ABOVE)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their appropriate officials as of the date first above written.

CONCESSIONAIRE: (IF CORPORATE               BOARD OF COUNTY COMMISSIONERS
   PARTNERSHIP)                             OF DADE COUNTY FLORIDA

                                            By:_________________________________
                                                        County Manager

                                            Attest:  Harvey Ruvin, Clerk

                                            By:_________________________________
                                                         Deputy Clerk
                                                                   (COUNTY SEAL)



NAME OF CORPORATE PARTNERSHIP:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


A.  NAME OF CORPORATE PARTNER:

    _______________________________

By: _______________________________
                          President

ATTEST:  __________________________
                          Secretary

                        (CORP. SEAL)

B.  NAME OF CORPORATE PARTNER:

    _______________________________

By: _______________________________
                          President

ATTEST:  __________________________
                          Secretary

                        (CORP. SEAL)

C.  MANAGING CORPORATE PARTNER:

    _______________________________

By: _______________________________
          Signature & Title

(Signature and Title of Individual Authorized to Bind Partnership MUST BE SHOWN ABOVE)

                              (CORP. SEAL)

                                                                       EXHIBIT A

                         SUMMARY OF STORES IN EXHIBIT A

     STORE NUMBER                                                                 SQUARE FOOTAGE
     ------------                                                                 --------------
         1                                                                             2,037
        2/9                                                                            4,583
        3/4                                                                            3,905
         5                                                                             2,075
         6                                                                               367
         7                                                                             1,821
         8                                                                             1,430
        10                                                                               947
        11                                                                               621
        12                                                                                60
        14                                                                               536
        15                                                                               153
        16                                                                               614
        17                                                                             1,178
        18                                                                                48
        19                                                                               227
        20                                                                               176
        21                                                                             4,116
        22                                                                               711
        27                                                                             3,414
        30                                                                               256
        32                                                                                48
        33                                                                                48
      Office                                                                           5,795
      Warehouse                                                                       10,327
      Bulk Warehouse                                                                   1,930
      Warehouse (Con "A")                                                              4,547
      Display Workshop                                                                 2,555

                                                             TOTAL                    54,525